BYLAWS
of
AEP TEXAS INC.
Formerly known as AEP UTILITIES, INC.
As amended June 23, 2026

ARTICLE I
STOCK AND TRANSFERS

    SECTION 1.    Each holder of fully paid stock shall be entitled to a certificate or certificates of stock stating the number of shares owned by such holder. All certificates shall at the time of their issuance be signed by the Chairman, the Vice Chairman, if any, the President, or a Vice President and also by the Treasurer, the Secretary, an Assistant Treasurer or an Assistant Secretary, shall be countersigned by a Transfer Agent, and shall be authenticated and registered by a Registrar, provided that in case(any officer, Transfer Agent or Registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, Transfer Agent or Registrar before such certificate is issued, it may be issued with the same effect as if such officer, Transfer Agent or Registrar had not ceased to be such at , the date of its issue. The Board of Directors shall appoint one or more Transfer Agents, none of whom shall be the Corporation or any officer or employee thereof, and one or more Registrars, each of which Registrars shall be a bank or trust company. If a certificate is countersigned manually by either a Transfer Agent or a Registrar, any other signature on the certificate may be a facsimile.
    SECTION 2.    Shares of stock shall be transferable only on the books of the Corporation and, except as otherwise required by law, shall be transferred only upon proper endorsement and surrender of the certificates theretofore issued therefor. If an outstanding certificate of stock shall be lost, stolen or destroyed, there shall be issued to the holder thereof a new certificate upon production of evidence satisfactory to the Board of Directors of such loss, theft or destruction and upon furnishing to the Corporation, the Transfer Agents and the Registrars a bond of indemnity deemed sufficient by the Board of Directors against claims on account of such alleged fess, theft or destruction or on account of the issuance of such new certificate.

ARTICLE II
STOCKHOLDERS

SECTION 1.    A meeting of the stockholders shall be held on the third Thursday in April of each year or on such other day as may, in any year, be specified by the Board of Directors. Each such annual meeting shall be held at such place and hour as may be fixed by the Board of Directors.
    SECTION 2.    Special meeting of the stockholders may be called by the Chairman, by the Board of Directors, by a majority of the Directors individually or by the holders of not less than one third of the total outstanding shares of stock of the Corporation.
Each special meeting of the stockholders shall be held at such place, date and hour as may be fixed by the person or persons calling the meeting.
    SECTION 3.    Written notice stating the place, date and hour of each meeting of the stockholders, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten or more than fifty days before the date of the meeting except as otherwise required by law, either personally or by mail, to each stockholder of record entitled to vote at such meeting.
    SECTION 4.    At all meetings of the stockholders a majority of the outstanding shares of stock, excluding such shares as may be owned by the Corporation, represented in person or by proxy, shall constitute a quorum for the transaction of business, but the stockholders represented at a meeting, though less than. a quorum, may adjourn the meeting to some other day. If a quorum is present the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the stockholders, unless the vote of a greater number is required by law or the Second Restated Certificate of Incorporation.
    SECTION 5.    At every meeting of the stockholders, each share of stock shall entitle the holder of record on the date fixed by the Board of Directors to one vote upon each matter voted upon. In the election of directors of the Corporation, the principle of cumulative voting shall not apply. Votes may in all cases be cast by duly authorized proxy, but no stockholder shall be entitled to designate more than three persons as proxies to vote shares held by him.
    SECTION 6.    At least ten days before each meeting of the stockholders the Secretary shall prepare a complete list, in alphabetical order, of all the stockholders of the Corporation entitled to vote at the meeting, showing the address of each and the number of shares registered in the name of each. Such list shall· be open to the examination of any stockholders, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, at a place specified in the notice of the meeting, within the city where the meeting is to be held, or at the place where the meeting is to be held.
    SECTION 7.    For the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders or an adjournment thereof, or to receive payment of a dividend or other distribution or allotment of rights, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix, in advance, a record date which shall be not more than sixty days nor less than ten days before the date of such meeting, except as otherwise required by law.
ARTICLE III
BOARD OF DIRECTORS

SECTION 1. The property and business of the Corporation shall be managed by a Board of Directors, which, except as otherwise provided in Article Fourth of the Certificate of Incorporation, as amended, shall consist of not less than three nor more than thirteen members. Except as otherwise provided in Article Fourth of the Certificate of Incorporation, as amended, the Directors shall be elected by a majority of votes of the stockholders entitled to vote, present in person or represented by proxy at the annual meeting of the stockholders, and each Director shall be elected for a term of one year, and until his successor shall be elected and shall qualify.
SECTION 2. Except as otherwise provided in Article Fourth of the Certificate of Incorporation, as amended, any vacancy in the Board of Directors shall be filled by the Board, and each Director so appointed shall hold office until the next annual election, and until his successor shall be duly elected and qualified.
SECTION 3. The Board of Directors may hold its meetings and may have one or more offices, and may keep the books of the Corporation (except the original or duplicate stock ledger) outside of Delaware, at such places as they may from time to time determine. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board may exercise all such powers of the Corporation, and do all such lawful acts and things as are not by law or by these Bylaws required to be exercised or done by the stockholders.

SECTION 4. Without prejudice to the general powers conferred by the last preceding clause, it is hereby expressly declared that the Board of Directors shall have the following powers, that is to say:
1.    From time to time to make and change rules and regulations, not inconsistent with these Bylaws, for the management of the Corporation's business and affairs.
2.    From time to time, as and when and upon such terms and conditions as it may determine, to issue any part of the authorized capital stock of the Corporation.
3.    To purchase, or otherwise acquire for the Corporation, any property, right or privilege which the Corporation is authorized to acquire at such price or consideration, and generally on such terms or conditions as it shall think fit.
4.    At its discretion to pay for any property or rights acquired by the Corporation, either wholly or partly in money, stock, bonds, debentures or other securities of the Corporation.
5.    To borrow money, to create and issue mortgages, bonds, deeds of trust, trust agreements and negotiable or transferable instruments and securities, secured by mortgage or otherwise, and to do every other act and thing necessary to effectuate the same.
6.    To appoint and at its discretion, remove or suspend any and all officers, employees and agents, permanently or temporarily, as it may think fit, and to determine their duties and fix, and from time to time change their duties, salaries, and emoluments, and to require security in such instances, and in such amounts as it thinks fit.
7.    To confer by resolution upon any officer of the Corporation, the power to choose, remove or suspend subordinate officers, employees and agents.
8.    To appoint any person or corporation to accept and hold in trust for the Corporation, any property belonging to the Corporation, or in which it is interested, or for any other purpose, and to execute and do all such deeds and things as may be requisite in relation to any such trust.
9.    To determine who shall be authorized on the Corporation's behalf, to sign bills, notes, receipts, acceptances, endorsements, checks, releases, contracts and other papers and documents.
10.    To delegate any of the powers of the Board in the course of the current business of the Corporation to any standing or special committee, or to any officer or agent, or to appoint any persons to be the agents of the Corporation, with such powers (including the powers to subdelegate), and upon such terms as it shall think fit.

SECTION 5. MEETINGS
SECTION 5.1. Regular meetings of the Board of Directors of the Corporation shall be held at such place and time as may be designated from time to time by the Board. Special meetings of the Board may be called by the Chairman of the Company, if there shall be one, or by the President, or by a Vice President when acting as President, or by any two directors, upon not less than two days' notice to each director, either personally or by mail, electronic mail or telegraph. Notice of any meeting of the Board may be waived in writing by any director, either before or after the meeting, and shall be deemed to have been waived by his attendance at such meeting.
SECTION 5.2. One-third of the authorized number of directors fixed by the Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a lesser number may adjourn from time to time until a quorum shall be obtained or may adjourn sine die.
SECTION 5.3. At all meetings of the Board of Directors, the actions of the directors present at a meeting at which a quorum is present shall be the act of the Board, unless the act of a greater number of directors is required by statute. The Board shall keep minutes of the proceedings at its meetings. Unless otherwise restricted by the Certificate of Incorporation, as amended, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if, prior to such action, a written consent setting forth the action so taken shall be signed by all members of the Board or of such committee, as the case may be, and such written consent shall be filed with the minutes of the proceedings of the Board or of such committee, as the case may be.
SECTION 5.4. All directors of the Corporation may be allowed such sum for attendance at any regular or special meeting of the Board as may be fixed by resolution of the Board and shall be reimbursed by the Corporation for any out-of-pocket expenses incurred for attendance at any such meeting. Nothing herein contained shall be construed to prevent any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV
COMMITTEES

    SECTION 1.    The Board of Directors may from time to time establish, by resolution passed by a majority of the whole Board, standing or special committees, each consisting of two or more directors. Each committee shall have those duties and powers, permitted by law, as the Board may determine. Except for the Chairman of the Corporation, no committee member shall also be an officer or employee of the Corporation or any of its subsidiaries. The whole Board shall appoint the committee members and chairmen, and determine the duties and powers of each committee, annually, upon recommendation of the Chairman of the Corporation, after the conclusion of the Corporation's Annual Stockholders' Meeting.
    SECTION 2.    Meetings of a committee may be called by the chairman of the committee, by any two members of the committee or by the Chairman. Notice of each committee meeting, stating the date, hour and place at which it will be held, shall be given to each member of the committee personally, by telephone, by telegraph or by mail, at least four days before the day of such meeting. A majority of the members of a committee shall constitute a quorum for the transaction of business at any meeting thereof, but a lesser number may adjourn the meeting from time to time until a quorum is obtained, or may adjourn sine die. A majority vote of those present at a meeting of a committee at which a quorum is present shall be decisive of all questions before the meeting.
    SECTION 3.    In the absence or disqualification of any member of a committee, the remaining member or members present at a meeting and not disqualified from voting, whether or not constituting a quorum, may appoint another Director to act at such meeting in the place of such absent or disqualified member.
    SECTION 4.    Notice to a Director of any committee meeting may be waived in writing by such Director, either before or after the meeting, and shall be deemed to have been waived by his attendance at the meeting.
    SECTION 5. The Board of Directors may delegate to the Chairman authority to establish Committees, designate their powers, and appoint committee members and chairmen.

ARTICLE V
OFFICERS

    SECTION 1.    There shall be elected by the Board of Directors at its first meeting after the election of Directors in each year, a Chairman, a President, a Secretary, a Controller, a Treasurer, and a General Counsel. There may be elected by the Board one or more Vice Chairmen and Vice Presidents, including Executive Vice Presidents, as the Board may decide upon; a Chief Financial Officer; and one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Controllers or Assistant Treasurers. The Board may also provide for and elect or appoint, at any time such other officers and prescribe for each of them such duties as in its judgment may be desirable for the conduct of the business and affairs of the Corporation. The Board shall approve the compensation of the chief executive, the operating, the administrative, and the financial and legal officers of the Corporation. The Chairman and the Chief Executive Officer shall be, and any other officers may, but shall not be required to be, Directors of the Corporation. Any two or more offices, except those of Chief Executive Officer and Secretary, may be held by the same person. All officers shall hold their respective offices until the first meeting of the Board of Directors after the next succeeding annual election of Directors and until their respective successors shall have been elected and qualified, or until their earlier resignation or removal. Any officer may be removed from office by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby. Such removal, however, shall be without prejudice to the contract rights, if any, of the persons so removed. Election of an officer shall not of itself create contract rights.
    SECTION 2.    The Chairman shall be the chief executive officer of the Corporation and shall have general authority over all its affairs and over all its other officers, agents and employees. The Chairman shall, when present, preside at all meetings of the stockholders and of the Board of Directors, and may attend any meeting of any committee of the Board whether or not a member, except that attendance at an audit committee meeting may be only upon invitation of that committee. The Chairman shall sign all papers and documents as may be necessary or appropriate and shall have such other powers and duties as usually devolve upon the chief executive officer of a corporation, and such further powers and duties as may be prescribed by the Board of Directors. The Chairman shall have authority to appoint, remove or discharge any agent or employee or any officer not elected or appointed by the Board of Directors and, when the Board is not in session, to suspend the authority of any officer elected or appointed by the Board, subject to the pleasure of the Board at its next meeting.
    SECTION 3.    Any officer not required by these bylaws to be elected under Section 1 above, including but not limited to Vice Chairmen, Vice President and a Chief Financial Officer, shall have such specific powers and duties, and such authority over the affairs of the Corporation, as may be prescribed by the Board or the Chairman. Said officers shall report to the Chairman or such other officer as the Board or Chairman may designate.
    SECTION 4.    The General Counsel shall be responsible for the supervision of the legal affairs of the Corporation and in connection therewith shall have such specific powers and duties as shall be delegated by the Chairman. The General Counsel shall report to the Chairman.
    SECTION 5.    The Controller shall be responsible for the installation and supervision of all accounting records of the Corporation, preparation and interpretation of the financial statements and reports of the Corporation, maintenance of appropriate and adequate records of authorized appropriations, determination that all sums expended pursuant to such appropriations are properly accounted for, and shall ascertain that all financial transactions are properly executed and recorded, and shall have such specific powers and duties as shall be delegated by the Chairman or the Chief Financial Officer, if any. The Controller may be required to give· bond to the Corporation for the faithful discharge of his or her duties in such form and in such amount and with such surety as shall be determined by the Board of Directors. The Controller shall report to the Chairman or such other officer as the Board may designate.
    SECTION 6.    The Secretary shall attend all meetings of the stockholders and of the Board of Directors, shall keep a true and faithful record thereof, and shall have the custody and care of the corporate seal, records, minute books and stock books of the Corporation. Except as may be otherwise required by law, the Secretary shall sign and issue all notices required for meetings of stockholders and of the Board of Directors. Whenever requested by the requisite number of stockholders or Directors, the Secretary shall give notice, in the name of the stockholders or Directors making the request, of a meeting of the stockholders or of the Board of Directors, as the case may be. He or she shall sign all documents and papers to which his or her signature may be necessary or appropriate, shall affix and attest the seal of the Corporation to all instruments requiring the seal, and shall have such other powers and duties as are commonly incidental to the office of the secretary of a corporation or as may be prescribed by the Board of Directors, the Chairman or the General Counsel. He or she shall report to the General Counsel.
    SECTION 7.    The Treasurer shall have charge of and be responsible for the collection, receipt, custody and disbursement of the funds of the Corporation, and shall deposit its funds in the name of the Corporation in such banks, trust companies or other depositories as the Board of Directors may direct. Such funds shall be subject to withdrawal only upon checks or drafts signed or authenticated in such manner as may be designated from time to time by resolution of    the Board of Directors. The Treasurer shall have the custody of such books and papers as in the practical business operations of the Corporation shall be convenient or as shall be placed in his custody by order of the Board of Directors. The Treasurer shall have such other powers and duties as are commonly incidental to the office of treasurer of a corporation or as may be prescribed by the Board of Directors, the Chairman or the Vice Chairmen or the Chief Financial Officer, if any. Securities owned by the Corporation shall be in the custody of the Treasurer or of such other officers, agents or depositories as may be designated by the Board of Directors. The Treasurer may be required to give bond to the Corporation for the faithful discharge of his or her duties in such form and in such amount and with such surety as shall be determined by the Board of Directors. The Treasurer shall report to the Chairman or such other officer as the Board may designate.
    SECTION 8.    In case of the absence or disability of any officer hereinabove provided, the next succeeding senior officer shall exercise the powers and duties of such absent or disabled officer.

ARTICLE VI
INDEMNIFICATION

    Each person who is or was or had agreed to become a Director or officer of the Corporation, or each such person who is or was serving or had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified (including, without limitation, the advancement of expenses and payment of all loss, liability and expenses) by the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently in effect or as may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said laws permitted the Corporation to provide prior to such amendment); provided however, that no person shall be indemnified for amounts paid in settlement unless the terms and conditions of such settlement have been consented to by the Corporation and provided further, that no indemnification for employees or agents of the Corporation (other than Directors and officers) will be made without the express authorization of the Corporation's Board of Directors.
ARTICLE VII
MISCELLANEOUS

    SECTION 1.    No debts shall be contracted by or on behalf of the Corporation, except for current expenses incurred in the ordinary course of business, unless authorized or approved by the Board of Directors, or by the Chairman, the Vice Chairman, if any, the President or Vice President when acting pursuant to authority or approval granted by the Board.
    SECTION 2.    Any and all shares of stock of any corporation owned by the Corporation and any and all voting trust certificates owned by the Corporation calling for or representing shares of stock of any corporation may be voted at any meeting of the stockholders of such corporation or at any meeting of the holders of such certificates, as the case may be, by the Chairman, the Vice Chairman, if any, the President or any Vice President and the Secretary or any Assistant Secretary, in person or by proxy, upon any question which may be presented at such meeting, and such officers may, on behalf of the Corporation, waive any notice required to be given of the calling of such meeting and consent to the holding of such meeting without notice or to the taking of action without a meeting; provided, however, that if any question to be voted upon relates to business of a special or extraordinary nature which has not previously been approved by the Board of Directors of the Corporation, such officers shall vote or act only in accordance with authorization by the Board of Directors.
    SECTION 3.    The fiscal year of the Corporation shall be the calendar year.

ARTICLE VIII
AMENDMENT OF BYLAWS.

    These Bylaws may be altered, amended or repealed by the Board of Directors at any regular or special meeting of the Board, or by the stockholders, as provided by law.